QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

MATCH GROUP, INC.

EXCHANGE OFFER FOR
$445,172,000 6.75% senior notes due 2022
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
6.75% senior notes due 2022
$400,000,000 6.375% senior notes due 2024
FOR
A LIKE PRINCIPAL AMOUNT OF OUTSTANDING
6.375% senior notes due 2024

[                        ], 2016

To Brokers, Dealers, Commercial Banks,
              Trust Companies and other Nominees:

As described in the enclosed prospectus, dated [                        ], 2016 (as the same may be amended or supplemented from time to time, the "Prospectus"), and letter of transmittal (the "Letter of Transmittal"), Match Group, Inc., a Delaware corporation (the "Issuer") is offering to exchange (the "Exchange Offer") an aggregate principal amount of up to (i) $445,172,000 of 6.75% senior notes due 2022 (the "2022 Exchange Notes") for an equal principal amount of its outstanding 6.75% senior notes due 2022 (the "2022 Old Notes") and (ii) $400,000,000 of 6.375% senior notes due 2024 (the "2024 Exchange Notes" and, together with the 2022 Exchange Notes, the "Exchange Notes") for an equal principal amount of its outstanding 6.375% senior notes due 2024 (the "2024 Old Notes" and, together with the 2022 Old Notes, the "Old Notes") in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the issuance of the Exchange Notes is registered under the U.S. Securities Act of 1933, as amended, and the Exchange Notes generally will not be subject to transfer restrictions, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal, are not entitled to registration rights and do not have the right to earn additional interest under circumstances relating to the Issuer's registration obligations. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

        WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

Enclosed are copies of the following documents:

1.
The Prospectus;

2.
The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients, including an IRS Form W-9;

3.
A form of Notice of Guaranteed Delivery; and

4.
A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold Old Notes that are registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions regarding the Exchange Offer.

Your prompt action is requested. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on [                        ], 2015 (the "Expiration Date"), unless the Issuer otherwise extends the Exchange Offer.

To participate in the Exchange Offer, certificates for Old Notes, together with a duly executed and properly completed Letter of Transmittal, or a timely confirmation of a book-entry transfer of such Old Notes into the account of Computershare Trust Company, N.A. (the "Exchange Agent"), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Letter of Transmittal. Questions and requests for assistance must be directed to Georgeson LLC, the information agent (the "Information Agent") for the Exchange Offer (as defined below), by calling 866-647-8872 or by contacting the Information Agent addressed as follows:

By Mail:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104

The Issuer will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Old Notes pursuant to the Exchange Offer. However, the Issuer will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Old Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

If holders of the Old Notes wish to tender, but it is impracticable for them to forward their Old Notes or any other required documents prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,
Match Group, Inc.

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

QuickLinks

  Exhibit 99.3
MATCH GROUP, INC.
EXCHANGE OFFER FOR $445,172,000 6.75% senior notes due 2022 FOR A LIKE PRINCIPAL AMOUNT OF OUTSTANDING 6.75% senior notes due 2022 $400,000,000 6.375% senior notes due 2024 FOR A LIKE PRINCIPAL AMOUNT OF OUTSTANDING 6.375% senior notes due 2024